SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Barra, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 6, 2004, Barra, Inc. issued the following press release:

Contact:

Barra, Berkeley
Jennifer Hinchman, + 1 510-649-4548

or

MSCI, New York
Ken O’Keeffe, + 1 212-762-5790

or

Morgan Stanley, New York
Andrew Walton, + 1 212-762-7846

or

Luther Pendragon, London
Daniel Guthrie/Beany McLean, + 44 20 7618 9100

or

Abernathy MacGregor, New York
Ed Rowley/Kayt Makosy, + 1 212-371-5999

Barra to Be Acquired and Combined with MSCI

NEW YORK, Apr 6, 2004—Morgan Stanley Capital International Inc. (“MSCI”) and Barra, Inc. (BARZ) announced today the signing of a definitive merger agreement. Under the terms of the agreement, MSCI’s majority shareholder, Morgan Stanley, will acquire Barra for $41.00 per share in cash, or an aggregate consideration of approximately $816.4 million. Barra’s operations will be combined with MSCI following the closing of the transaction, which has been approved by the Boards of Directors of both Morgan Stanley and Barra. The transaction is currently expected to close in 60 to 120 days, subject to regulatory and Barra shareholder approval, and customary closing conditions.

The combination of MSCI and Barra will create a leading global provider of benchmark indices and risk management analytics. MSCI and Barra will together have the capability to meet increasingly complex client needs, creating groundbreaking new research and product standards in all asset classes, combined with unrivalled global distribution and client support.

“Both companies are leaders in their respective fields, distinguished by a strong research focus and a drive to bring to market innovative products that are instrumental in managing investment portfolios, as well as enterprise-wide investments,” said Henry Fernandez, President and Chief Executive Officer of MSCI. “The combination of MSCI’s deep understanding of indices across asset classes and Barra’s industry leading risk management analytics will provide a powerful platform for enhancing our clients’ investment processes within and across asset classes.”

“The combination of the two firms will create a global market leader that can deliver innovative solutions to a wide range of investment issues faced by our clients,” said Kamal Duggirala, Chief Executive Officer of Barra. “Together, Barra and MSCI can accelerate research and development across asset classes to create products that respond to the evolution of financial markets worldwide. Barra’s Board of Directors is pleased with the terms of this transaction and believes it is in the best interests of Barra’s stockholders.”

About Barra

Barra is a global leader in delivering risk management systems and services to managers of portfolio and firm-wide investment risk. Since its inception in 1975, Barra’s single vision — to empower its clients to make strategic investment decisions — has made Barra the industry standard in investment risk management. Headquartered in Berkeley, California, Barra has offices in all major financial centers around the world.

About MSCI

MSCI is a leading provider of equity, fixed income and hedge fund indices and related products and services. Close to 2,000 organizations worldwide currently use MSCI indices. MSCI estimates that over USD 3 trillion is benchmarked to its indices on a worldwide basis. MSCI is headquartered in New York, with research and commercial offices around the world. Morgan Stanley is the majority shareholder of MSCI, and The Capital Group Companies, Inc., a global investment management group, is the minority shareholder. Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 600 offices in 27 countries, Morgan Stanley connects people, ideas, and capital to help clients achieve their financial aspirations.

This release contains forward-looking statements that reflect management’s current expectations regarding future events and financial performance. The statements made above that address expectations or projections about the future are forward-looking statements, including all statements containing the words “will,” “expected,” the second statement made by Henry Fernandez and the first two statements by Kamal Duggirala. Factors that could cause actual results to differ materially include: whether or not the conditions to the completion of the transaction are satisfied, the possibility that the transaction will not close; variability of revenue streams; disruption of operations or increases in expenses caused by civil or political unrest or other catastrophic events; risks associated with product development and technological changes, general economic conditions as well as conditions in the asset management and financial services industries; the continued employment of key personnel, the retention of key data vendors and risks associated with business combinations, government regulation and competition. These and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Barra, particularly its latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from the company without charge or online at http://www.barra.com. Please review such filings and do not place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

Barra intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition of Barra by Morgan Stanley. Investors and security holders of Barra are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about Barra, Morgan Stanley and the proposed acquisition. Investors and security holders of Barra may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov, at Barra’s website at www.barra.com, and may also obtain free copies of the proxy statement (when it becomes available) by writing to Barra, Inc., 2100 Milvia Street, Berkeley, California 94704, Attention: Investor Relations.

Barra and its directors, executive officers, certain other members of management and employees may be deemed to be participants in soliciting proxies from Barra’s stockholders in favor of the proposed acquisition. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies from Barra’s stockholders in connection with the proposed transaction, as well as any interest that any of these persons may have in the proposed acquisition, will be set forth in Barra’s proxy statement (when it becomes available).